Exhibit 10.1

EXCHANGE AGREEMENT

THIS EXCHANGE AGREEMENT (“Agreement”) is made and entered into as of March 26, 2007, by and between Super Vision International, Inc., a Delaware corporation (the “Company”), and the Kingstone Family Limited Partnership II (“Shareholder”), the holder of all of the issued and outstanding shares of Class B common stock of the Company. The Company and the Shareholder are later in this Agreement sometimes referred to individually as a “Party” or collectively as the “Parties.”

BACKGROUND

This Agreement is entered into with reference to the following facts, objectives, and definitions:

A. On December 7, 2006, the Company closed the sale of units consisting of an aggregate of 4,035,877 shares of the Company’s Class A common stock and warrants exercisable for an aggregate of 3,026,901 shares of the Company’s Class A common stock in a private placement resulting in gross proceeds of $9,000,000, and net proceeds to the Company of approximately $8,350,000 (the “Private Placement”).

B. As a condition to consummating the Private Placement, the Company agreed to cause the exchange of all of the outstanding shares of the Company’s Class B common stock for shares of the Company’s Class A common stock at a ratio of 1.25 shares of Class A common stock for each one share of Class B common stock exchanged.

C. The Shareholder owns 483,264 shares of the Company’s Class B common stock, constituting all of the issued and outstanding shares of Class B common stock of the Company (the “Class B Shares”).

D. Pursuant to that certain Shareholder Agreement and Proxy dated as of the November 30, 2006, by and between the Company and the Shareholder (the “Shareholder Agreement”), among other things, the Shareholder agreed to exchange all of the Class B Shares for shares of the Company’s Class A common stock at a ratio of 1.25 shares of Class A common stock issued for each one Share of Class B common stock exchanged.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and of the mutual premises, covenants, representations, warranties and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

ARTICLE I

EXCHANGE OF CLASS B SHARES

The Shareholder hereby exchanges all of the Class B Shares for 604,080 shares of the Company’s Class A common stock, $.001 par value per share (the “Class A Shares”). Concurrently with the execution of this Agreement, the Shareholder shall sell, transfer and deliver to the Company stock certificates for all of the Class B Shares, duly endorsed in blank for transfer to the Company, free and clear of any and all security interests or transfer, voting or other restrictions of any kind.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDER

The Shareholder hereby represents and warrants to the Company as follows:

2.01 Ownership. The Shareholder is the sole record holder and beneficial owner of the Class B Shares. The Class B Shares are free and clear of all liens, pledges, mortgages, charges, security interests or encumbrances of any kind. The Shareholder is not a party to any agreement or arrangement which will impose any such encumbrance upon the Class B Shares as a result of the transaction contemplated hereby.

2.02 Power and Authority; Enforceability. The Shareholder has the power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement constitutes a legal, valid, and binding obligation of the Shareholder, and is enforceable against the Shareholder in accordance with its terms.

2.03 Approvals. No consent, approval, authorization or order of any person, entity, court, administrative agency or governmental authority is required for the execution, delivery or performance of this Agreement by the Shareholder.

2.04 Conflicts. The execution, delivery and performance of this Agreement by the Shareholder will not (a) conflict with, or result in a breach of, or constitute a default under, or result in violation of, any agreement or instrument to which the Shareholder is a party or by which the property of the Shareholder is bound or (b) result in the violation of any applicable law or order, judgment, writ, injunction, decree or award of any court, administrative agency or governmental authority.

2.05 Acquiring for Investment. The Shareholder is acquiring the Class A Shares for its own account, for investment purposes only and not with a view towards or in connection with the public sale or distribution thereof in violation of the Securities Act of 1933, as amended (the “Securities Act”).

2.06 Accredited Investor Status. The Shareholder is: (a) an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act; (b) experienced in making investments of the kind contemplated by this Agreement; and (c) capable, by reason of its business and financial experience, of evaluating the relative merits and risks of an investment in the Class A Shares.

2.07 Exemption of Offering. The Shareholder understands that the Class A Shares are being issued by the Company in reliance upon an exemption from the registration requirements of the Securities Act, the Florida Securities and Investor Protection Act, and any other applicable state securities laws, and that the Company is relying upon the accuracy of, and the Shareholder’s compliance with, the Shareholder’s representations, warranties and covenants set forth in this Agreement to determine the availability of such exemption.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to the Shareholder as follows:

3.01 Organization; Good Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

3.02 Corporate Power and Authority; Enforceability. The Company has the corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement constitutes the legal, valid, and binding obligation of the Company, and is enforceable against the Company in accordance with its terms.

3.03 Approvals. No consent, approval, authorization or order of any person, entity, court, administrative agency or governmental authority is required for the execution, delivery or performance of this Agreement by the Company.

3.04 Conflicts. The execution, delivery and performance of this Agreement by the Company will not (a) conflict with, or result in a breach of, or constitute a default under, or result in violation of, any agreement or instrument to which the Company is a party or by which the property of the Company is bound or (b) result in the violation of any applicable law or order, judgment, writ, injunction, decree or award of any court, administrative agency or governmental authority.

ARTICLE IV

TRANSFER RESTRICTIONS

4.01 Transfer of Restricted Securities. The Shareholder acknowledges that the Class A Shares are transferable only pursuant to: (a) an effective registration statement under the Securities Act pertaining to the Class A Shares; (b) Rule 144 of the Securities and Exchange Commission (or any similar rule or rules then in force) if such rule or rules are available; and (c) any other legally available means of transfer. In connection with the transfer of any Class A Shares (other than a transfer described in clauses (a) or (b) above), the holder thereof shall deliver written notice to the Company describing in reasonable detail the transfer or proposed transfer.

4.02 Restrictive Legend. The Shareholder acknowledges and agrees that, upon issuance pursuant to this Agreement, the Class A Shares shall have endorsed thereon a legend in substantially the following form (and a stop-transfer order may be placed against transfer of the Class A Shares until such legend has been removed):

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE, AND ARE BEING OFFERED AND SOLD PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR SUCH OTHER LAWS.”

The stock certificate(s) representing the Class A Shares will also bear any other legends required by applicable state securities laws.

ARTICLE V

MISCELLANEOUS PROVISIONS

5.01 Survival of Representations. All representations and warranties made by the Parties pursuant to this Agreement shall survive the execution and delivery of this Agreement.

5.02 Entire Agreement. This Agreement and the Shareholder Agreement constitute the entire understanding between the Parties with respect to the subject matter contained herein and supersedes any prior understandings and agreements among them respecting such subject matter.

5.03 Headings. The headings in this Agreement are for convenience of reference only and shall not affect its interpretation.

5.04 Severability. If any provision of this Agreement is held illegal, invalid or unenforceable such illegality, invalidity or unenforceability will not affect any other provision hereof. This Agreement shall, in such circumstances be deemed modified to the extent necessary to render enforceable the provisions hereof.

5.05 Waiver. Except as otherwise provided in this Agreement, the failure of any Party to insist upon strict performance of any of the terms or conditions of this Agreement will not constitute a waiver of any of its rights hereunder.

5.06 Governing Law; Jurisdiction. This Agreement shall be governed by, and construed and interpreted in accordance with, the substantive laws of the State of Florida, without regard to the conflicts of law principles thereof. By this Agreement, each of the Parties hereto submits to the jurisdiction of any federal or state court of competent jurisdiction located in the State of Florida, including any related appellate court, for any action to enforce this Agreement and irrevocably waives any objection such party may now or hereafter have as to the venue of any action or proceeding brought in any such court or that any such court is an inconvenient forum.

5.07 Amendments. This Agreement may be amended only by a written instrument duly executed by each of the Parties hereto.

5.08 Counterparts; Facsimiles. This Agreement may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. The execution of this Agreement by any Party hereto will not become effective until counterparts hereof have been executed by each of the Parties hereto. It shall not be necessary in making proof of this Agreement or any counterparts hereof to produce or account for any of the other counterparts. In order to facilitate execution of this Agreement, facsimile signatures shall be deemed to be original signatures.

5.09 Further Assurances. The Parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other Party may reasonably request for the purpose of carrying out the intent of this Agreement and the transactions contemplated by this Agreement.

(Signature Page Follows)

IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the date first above written.

SUPER VISION INTERNATIONAL, INC.,
a Delaware Corporation

By:	/s/ Michael A. Bauer
Michael A. Bauer, President and Chief Executive Officer

SHAREHOLDER:

Kingstone Family Limited Partnership II

By:	/s/ Brett M. Kingstone
Brett M. Kingstone, General Partner